UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018 (May 15, 2018)

AAC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36643	35-2496142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	200 Powell Place Brentwood, Tennessee (Address of Principal Executive Offices)	37027 (Zip Code)

(615) 732-1231

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of AAC Holdings, Inc. (the “Company”) held on May 15, 2018, a total of 17,389,346 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), out of a total of 24,446,214 shares of Common Stock outstanding and entitled to vote as of the record date for the Annual Meeting, were present in person or represented by proxies. The following proposals were voted on and approved by the Company’s stockholders at the Annual Meeting:

1. The stockholders elected Michael J. Blackburn, Jerry D. Bostelman, Lucius E. Burch, III, Michael T. Cartwright, W. Larry Cash, Darrell S. Freeman, Sr., David W. Hillis, Sr. and David C. Kloeppel to serve as directors to hold office until the annual meeting of stockholders to be held in 2019 and until their successors are duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Michael J. Blackburn	13,502,831	819,494	3,067,021
Jerry D. Bostelman	13,693,267	629,058	3,067,021
Lucius E. Burch, III	14,152,328	169,997	3,067,021
Michael T. Cartwright	14,068,832	253,493	3,067,021
W. Larry Cash	14,146,770	175,555	3,067,021
Darrell S. Freeman, Sr.	13,892,248	430,077	3,067,021
David W. Hillis, Sr.	13,610,374	711,951	3,067,021
David C. Kloeppel	14,226,967	95,358	3,067,021

2. The stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For	Against	Abstentions
16,979,541	221,230	188,575

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC HOLDINGS, INC.

By:	/s/ Michael T. Cartwright Michael T. Cartwright Chief Executive Officer and Chairman

Date: May 16, 2018